UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2007

GEOMET, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-52155	76-0662382
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

909 Fannin, Suite 1850

Houston, Texas 77010

(Address of Registrant’s Principal Executive Offices)

(713) 659-3855

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On June 20, 2007, GeoMet, Inc. issued a press release announcing the Virginia Supreme Court overturned the order of May 23, 2007 issued by the Circuit Court of Buchanan County, Virginia to the extent it granted injunctive relief and conditions of suspension regarding the transportation of gas through GeoMet’s 12-mile pipeline. The portion of the lower court ruling declaring that CNX has the exclusive right to transport gas over the leased property was not disturbed by the Supreme Court’s actions and the case was remanded to the Circuit Court for further proceedings. As a result, GeoMet may continue to transport gas through its 12-mile pipeline without the obligation to escrow any proceeds from the sale of gas transported through the pipeline, without posting a bond, and without removing its 12-mile pipeline. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is furnished as part of this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Press release dated June 20, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GeoMet, Inc.

Date: June 21, 2007	By:	/s/ William C. Rankin
William C. Rankin
Executive Vice President, Chief Financial Officer and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press release dated June 20, 2007